Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

                       To be provided by Arthur Andersen

                  As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Atlantic Premium Brands, Ltd. (the "Company") pertaining to Atlantic Premium Brands, Ltd. Employee Stock Purchase Plan, of our report dated February 21,, 1997 with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, and the related financial schedules included therein, filed with the Securities and Exchange Commission.


Baltimore, Maryland
November 4, 1997

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